U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

GORES HOLDINGS IX, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	85-1593799
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6260 Lookout Road Boulder, Colorado	80301
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, each consisting of one share of Class A Common Stock and one-third of one Warrant	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-261777

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are units, Class A common stock, par value $0.0001 per share, and warrants to purchase Class A common stock, of Gores Holdings IX, Inc. (the “Registrant”). The description of the units, common stock and warrants set forth under the heading “Description of Securities” in the Registrant’s prospectus forming part of its Registration Statement on Form S-1 (File No. 333-261777), originally filed with the Securities and Exchange Commission on December 20, 2021, as thereafter amended and supplemented from time to time (the “Registration Statement”) to which this Form 8-A relates is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Exhibit No.	Description

3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-261777), filed with the Securities and Exchange Commission on December 20, 2021).

3.2	Form of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-261777), filed with the Securities and Exchange Commission on January 6, 2022).

3.3	Bylaws (incorporated by reference to Exhibit 3.3 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-261777), filed with the Securities and Exchange Commission on December 20, 2021).

4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-261777), filed with the Securities and Exchange Commission on December 20, 2021).

4.2	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.2 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-261777), filed with the Securities and Exchange Commission on December 20, 2021).

4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-261777), filed with the Securities and Exchange Commission on January 6, 2022).

4.4	Form of Warrant Agreement between Computershare Inc. and Computershare Trust Company, N.A. and the Registrant (incorporated by reference to Exhibit 4.4 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-261777), filed with the Securities and Exchange Commission on January 6, 2022).

10.3	Form of Investment Management Trust Agreement between Computershare Trust Company, N.A. and the Registrant (incorporated by reference to Exhibit 10.3 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-261777), filed with the Securities and Exchange Commission on January 6, 2022).

10.4	Form of Registration Rights Agreement among the Registrant and certain security holders (incorporated by reference to Exhibit 10.4 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-261777), filed with the Securities and Exchange Commission on January 6, 2022).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GORES HOLDINGS IX, INC.

Date: January 10, 2022	By:	/s/ Mark Stone
Name: Mark Stone
Title: Chief Executive Officer